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                                                                   EXHIBIT 23(c)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Conectiv on Form S-8 of our reports dated February 2, 1998 (March 1, 1998 as to
Note 4 of the Financial Statements), appearing in the Annual Reports on Form 10-K of Atlantic Energy, Inc. and Atlantic City Electric Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP



Parsippany, New Jersey
April 13, 1998